UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

CELSION CORPORATION

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CLSN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2022, Celsion Corporation (“Celsion”) entered into an At the Market Offering Agreement (the “Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which Celsion may offer and sell, from time to time, through Wainwright shares of common stock, par value $0.01 per share, of Celsion having an aggregate offering price of up to $ 7,500,000 (the “Shares”). Celsion intends to use the net proceeds from the offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, Celsion intends to invest the net proceeds in short-term, investment grade, interest-bearing securities.

Celsion is not obligated to sell any Shares under the Agreement. Subject to the terms and conditions of the Agreement, Wainwright will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Capital Market, to sell Shares from time to time based upon Celsion’s instructions, including any price, time or size limits or other customary parameters or conditions Celsion may impose.

Under the Agreement, Wainwright may sell Shares by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The Agreement may be terminated by Wainwright or Celsion at any time upon notice to the other party, or by Wainwright at any time in certain circumstances, including the occurrence of a material adverse change in Celsion. Unless earlier terminated, the Agreement will automatically terminate upon the issuance and sale of all of the Shares subject to the Agreement through Wainwright on the terms and subject to the conditions set forth in the Agreement.

Celsion will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from each sale of Shares and has agreed to provide Wainwright with customary indemnification and contribution rights. Celsion has also agreed to reimburse Wainwright for legal fees and disbursements, not to exceed $35,000 in the aggregate, in connection with entering into the Agreement.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The purchasers in and placement agent for the Company’s January 2022 preferred stock offerings provided consents under their respective purchase and placement agent agreements for the At the Market Offering program.

The Shares will be issued pursuant to Celsion’s previously filed and effective Registration Statement on Form S-3 (File No. 333-254515), the base prospectus dated March 30, 2021, filed as part of such Registration Statement, and the prospectus supplement dated May 25, 2022, filed by Celsion with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events

The opinion of Celsion’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Baker & McKenzie LLP*

10.1	At the Market Offering Agreement, dated May 25, 2022 by and between Celsion Corporation and H.C. Wainwright & Co., LLC*

23.1	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*Filed herewith.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, unforeseen changes in the course of Celsion’s research and development activities and clinical trials; termination of the Agreement; any increase in Celsion’s cash needs; uncertainty regarding the number of Shares, if any, to be sold by Celsion; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in Celsion’s periodic reports filed with the Securities and Exchange Commission. Celsion undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: May 25, 2022	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President, Chief Financial Officer and Corporate Secretary